                                                                      EXHIBIT 99

IMMEDIATE RELEASE
INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net

                 RURBAN FINANCIAL CORP. NAMES DUANE SINN AS CFO


DEFIANCE, Ohio, November 30, 2005 - - Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban") a leading provider of full-service banking, investment management, trust services and bank data processing, announced today that Duane L. Sinn will assume the position of Chief Financial Officer, effective December 1, 2005. As reported earlier, James E. Adams resigned as Rurban's Chief Financial Officer to accept a position elsewhere.

Kenneth A. Joyce, President and Chief Executive Officer, commented, "Mr. Sinn will be a strong addition to our executive management team. We are confident that his extensive experience in financial roles at Rurban over the past 15 years provides him with the necessary skills to oversee and guide the Company's financial activities."

Mr. Sinn has been with Rurban for over 15 years and most recently held the position of Senior Vice President, Asset/Liability Management Manager. His responsibilities in that position included corporate budgeting, asset/liability management, deposit and loan pricing, and product profitability. Mr. Sinn also shared responsibility for the implementation of the Sarbanes-Oxley legislation, SEC reporting, and risk management. Prior to these responsibilities, Mr. Sinn served as controller at Rurban for five years. Mr. Sinn holds a Bachelor Degree with emphasis in Finance/Accounting from The Defiance College, Defiance, Ohio.

ABOUT RURBAN FINANCIAL CORP.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 13 offices in Defiance, Paulding, Fulton and Allen Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,571,317 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.



































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